Exhibit 99.1

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NEWS RELEASE
ASSOCIATED MATERIALS, LLC TO HOLD
SECOND QUARTER EARNINGS CONFERENCE CALL

CUYAHOGA FALLS, Ohio, August 12, 2014 — Associated Materials, LLC (the “Company”) today announced that its second quarter earnings conference call will be held on Friday, August 22, 2014 at 11:00 a.m. Eastern Time. The conference call may be accessed at the telephone dial-in provided below. The Company’s Chief Executive Officer, Brian C. Strauss and Chief Financial Officer, Paul Morrisroe, will participate.

What:	Associated Materials, LLC Second Quarter, Earnings Conference Call

When:	August 22, 2014 at 11:00 a.m. Eastern Time

Where:	Conference call dial-in number: (800) 678-7147

Conference call identification number to join the call: 88144540

Contact:	Sherry Wharton, (330) 922-2033

The call will be available for replay at either of the following numbers with the above conference call identification number through August 29, 2014: (855) 859-2056 or (404) 537-3406

About Associated Materials, LLC
Associated Materials was founded in 1947 when it first introduced residential aluminum siding under the Alside® name and is a leading, vertically integrated manufacturer and distributor of exterior residential building products in the United States and Canada. The Company produces a comprehensive offering of exterior building products, including vinyl windows, vinyl siding, vinyl railing and fencing, aluminum trim coil and aluminum and steel siding and related accessories, which are produced at the Company’s 11 manufacturing facilities. The Company also sells complementary products that are manufactured by third parties, such as roofing materials, cladding materials, insulation, exterior doors, equipment and tools, and provides installation services.

For more information about the Company and its products, please visit: www.associatedmaterials.com or contact Paul Morrisroe, Chief Financial Officer, (330) 922-7743.